Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Stratasys Ltd. of our report dated February 26, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Stratasys Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
January 7, 2021	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited